Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-196252, 333-181585, 333-162888, 333-137273, 333-116528, 333-55838 and 333-35245) and the registration statement on Form S-3ASR (Registration No. 333-198459) of Carrizo Oil & Gas, Inc. of our letter dated February 3, 2017, relating to estimates of proved reserves attributable to certain interests of Carrizo Oil & Gas, Inc. as of December 31, 2016.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580
Houston, Texas
February 27, 2017